EXHIBIT 4.1
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                         SECOND SUPPLEMENTAL INDENTURE


         SECOND SUPPLEMENTAL INDENTURE (the "SECOND SUPPLEMENTAL INDENTURE"), dated as of June 7, 2006, among Interline Brands, Inc., a New Jersey corporation (the "COMPANY"), the subsidiary guarantors named on the signature pages hereto (the "Subsidiary Guarantors"), and The Bank of New York, as trustee (the "TRUSTEE") under the Indenture (as defined below).

         WHEREAS, the Company, the Subsidiary Guarantors and the Trustee are parties to that certain Indenture, dated as of May 23, 2003, as supplemented by a Supplemental Indenture, dated as of July 8, 2005 (as supplemented, the "INDENTURE"), pursuant to which the Company's 11(1)/2% Senior Subordinated Notes Due 2011 were issued. Capitalized terms used but not defined herein shall have the same meanings ascribed to such terms in the Indenture;

         WHEREAS, Section 9.02 of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may make certain amendments to the Indenture without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding;

         WHEREAS, the Company distributed an Offer to Purchase and Consent Solicitation Statement dated as of May 23, 2006 (the "OFFER TO PURCHASE") in order to, among other things, make an offer to purchase (the "OFFER") all outstanding Securities upon terms and conditions described in the Offer to Purchase and to solicit consents (the "CONSENTS") from the Holders to amendments to the Indenture and the Securities (the "Amendments");

         WHEREAS, Holders of at least a majority in aggregate principal amount of the Securities outstanding have given and not withdrawn their consent to the Amendments; and

         WHEREAS, the execution of this Second Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture, the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel with respect to such authorization, and all things necessary to make this Second Supplemental Indenture a valid agreement of the Company, the Subsidiary Guarantors and the Trustee in accordance with its terms have been done.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree as follows:

         1. EFFECT. This Second Supplemental Indenture shall become effective upon its execution and delivery by the parties hereto. Notwithstanding the foregoing, the amendments set forth in Section 2 below

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shall become  operative only when the Securities that were validly tendered and not withdrawn prior to the Consent Date (as such term is defined in the Offer to Purchase) are accepted for purchase by the Company pursuant to the terms of the Offer. If after the date hereof, either the Offer is terminated or withdrawn or all payments in respect of the Securities accepted for payment pursuant to the Offer are not made promptly after the applicable date of acceptance, then the amendments set forth in Section 2 shall have no effect and the Indenture and the Securities shall be deemed to be amended so that they read the same as they did immediately prior to the date hereof.

         2. AMENDMENTS. The Indenture and the Securities are hereby amended as follows:

                  (a)      Section 1.01 is hereby amended as follows:

                           (i) the definition of "Additional Securities" is hereby amended by replacing the phrase "Sections 2.13 and 4.03," with the phrase "Section 2.13,";

                           (ii) the definition of "Affiliate" is hereby amended by deleting the following: "For purposes of Sections 4.04, 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof. For purposes of Sections 4.04 and 4.06, and the definitions of "Asset Disposition", "EBITDA" and "Temporary Cash Investments" only, "Affiliate" shall not include (1) any Affiliate of J.P. Morgan Partners, LLC in its capacity as a commercial bank or commercial lender, investment bank, broker-dealer, securities trader, market-maker, money manager, financial advisor or other similar capacity, in each case acting in the ordinary course of its business, or (2) General Motors Investment Management Corporation or any of its Affiliates (other than First Plaza Group Trust) acting in the ordinary course of its business.";

                           (iii) the definition of "Board of Directors" is hereby amended by deleting the phrase "; PROVIDED, HOWEVER, that for purposes of the definition of "Change of Control" this definition shall not include any such committees";

                           (iv) the definition of "Disqualified Stock" is hereby amended by adding the phrase "as in effect on the Issue Date" after the words "Sections 4.06 and 4.09";

                           (v) the definition of "Incur" is hereby amended by deleting the second sentence thereof;

                           (vi) the definition of "Investment" is hereby amended by deleting the phrase ", the definition of `Restricted Payment' and Section 4.04";

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                           (vii)    the definition of "Unrestricted Subsidiary"
     is hereby amended by deleting the phrase "PROVIDED,  HOWEVER,  that either
     (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04." in the first sentence and by deleting the phrase "(A) the Company could Incur $1.00 of additional Indebtedness (other than Subordinated Obligations) under Section 4.03(a) and (B)" in the second sentence; and

                           (viii) the definitions of "Asset Disposition," "Average Life," "Change of Control," "Consolidated Interest Expense," "Consolidated Net Income," "EBITDA," "Existing Mezzanine Indebtedness," "Fair Market Value," "Independent Qualified Party," "Net Available Cash," "Permitted Holder," "Permitted Investment," "Pro Forma Adjustments," "Qualified Receivables Transactions," "Rating Agency," "Receivables Subsidiary," "Refinancing Indebtedness," "Refinancing Transactions," "Related Business," "Related Party," "Restricted Payment," "Revolving Credit Facility," "Secured Indebtedness," "Temporary Cash Investments," "Term Loan Facility" and "Total Assets" are hereby deleted in their entirety.

                  (b)      Article 2 is hereby amended as follows:

                           (i) Section 2.06 is hereby amended by deleting the phrase ", 4.06, 4.09" in the second paragraph; and

                           (ii) Section 2.13 is hereby amended by deleting the phrase ", subject to its compliance with Section 4.03," in the first paragraph and by deleting the phrase "and the provision of Section 4.03 that the Company is relying upon to issue such Additional Securities" in clause (A) of the second paragraph.

                  (c) Section 4.02 is hereby amended and restated to read in its entirety as "The Company shall comply with all applicable provisions of TIA ss. 314(a)."

                  (d)      The text of Sections 4.03,  4.04,  4.05, 4.06, 4.07,
4.08, 4.09, 4.10 and 4.11 of the Indenture is hereby deleted in its entirety and these Sections shall be of no further force and effect and the words "[INTENTIONALLY DELETED]" shall be inserted, in each case, in place of the deleted text.

                  (e)      Section 5.01 is hereby amended as follows:

                           (i) by deleting the phrase "shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company" in clause (1) in Section 5.01(a);

                           (ii)     by adding "and" at the end of clause (1) in
     Section  5.01(a),  deleting  the text of  clauses  (2) and (3) in  Section

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     5.01(a),  by replacing "(4)" in Section 5.01(a) with "(2)" and by deleting the proviso following clause (4) in Section 5.01(a);

                           (iii) by deleting the phrase ", if in connection therewith the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with its obligations under Section
     4.06 in respect of such disposition" and the phrase "be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall" in clause (1) of Section 5.01(b); and

                           (iv)     be  deleting  the  text  of  clause  (2) of
     Section 5.01(b).

                  (f)      Section 6.01 is hereby amended as follows:

                           (i)      by deleting the text of clauses (3) through
     (6) and (9) and by replacing such text with the words "[INTENTIONALLY DELETED]";

                           (ii)     by deleting the second to last paragraph in
     Section 6.01; and

                           (iii) by deleting the phrases "(6) or" and "and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4) or (5), its status and what action the Company is taking or proposes to take with respect thereto" in the last paragraph in Section 6.01.

                  (g)      Section 8.01 is hereby amended as follows:

                           (i) by revising clause (2) of Section 8.01(b) to read as "(2) its obligations under Section 4.02 and the operation of Sections 6.01(7) and (8) (but with respect only to Subsidiary Guarantors and Significant Subsidiaries)"; and

                           (ii)     by  revising  the  second  sentence  in the
     second paragraph of Section 8.01(b) to read "If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(7) and (8) (but with respect only to the Subsidiary Guarantors and Significant Subsidiaries)."

                  (h)      Section 8.02 is hereby  amended by deleting  clauses
(2), (3) (5), (6) and (8) of Section 8.02 and the words "[INTENTIONALLY DELETED]" shall be inserted in place of the deleted text and deleting the phrase "does not constitute a default under any other agreement binding on the Company and" in clause (4).

                  (i) Section 11.06 is hereby amended by adding "and" before clause (ii) in the proviso, deleting "and" before clause (iii) in the proviso and deleting clause (iii) in its entirety in the proviso of Section 11.06.

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                  (j)      The text of paragraph 8 of the  Securities is hereby
deleted in its entirety and replaced with the words "[INTENTIONALLY DELETED]."

                  (k) The first sentence of paragraph 16 of the Securities is hereby amended to read as follows "Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 or 6 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) certain events of bankruptcy or insolvency with respect to the Company, a Subsidiary Guarantor or any Significant Subsidiary; and (iv) certain defaults with respect to the Subsidiary Guaranties."

         3. GOVERNING LAW. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

         4. COUNTERPARTS. This Second Supplemental Indenture may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same document.

         5. EFFECT ON INDENTURE. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. Except as expressly set forth herein, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect, including with respect to this Second Supplemental Indenture.

         6. CONFLICT WITH TRUST INDENTURE ACT. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that may not be so limited, qualified or conflicted with, such provision of the TIA shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Second Supplemental Indenture, as the case may be.

         7. REPARABILITY CLAUSE. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         8. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         9. BENEFITS OF SECOND SUPPLEMENTAL INDENTURE, ETC. Nothing in this Second Supplemental Indenture, the Indenture or the Securities, express or implied, shall give to any person, other than the parties hereto and thereto and their successors hereunder and hereunder and the Holders of Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Second Supplemental Indenture or the Securities.

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         10.      SUCCESSORS AND ASSIGNS. All agreements of the Company and the
Subsidiary Guarantors in this Second Supplemental Indenture and the Securities shall bind their respective successors.

         11. TRUSTEE. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Subsidiary Guarantors and not of the Trustee.



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                  IN WITNESS  WHEREOF,  the parties have  executed  this Second
Supplemental Indenture as of the date first written above.


                                           INTERLINE BRANDS,  INC.


                                           By: /s/ Thomas J. Tossavainen
                                               ---------------------------
                                               Name:   Thomas J. Tossavainen
                                               Title:  Chief Financial Officer


                                           GLENWOOD ACQUISITION LLC
                                           By: Interline Brands, Inc.


                                           By: /s/ Thomas J. Tossavainen
                                               ------------------------------
                                               Name:   Thomas J. Tossavainen
                                               Title:  Chief Financial Officer


                                           WILMAR HOLDINGS, INC.


                                           By: /s/ Thomas J. Tossavainen
                                               ------------------------------
                                               Name:   Thomas J. Tossavainen
                                               Title:  Treasurer


                                           WILMAR FINANCIAL, INC.


                                           By: /s/ Thomas J. Tossavainen
                                               ------------------------------
                                               Name:   Thomas J. Tossavainen
                                               Title:  Treasurer


                                           THE BANK OF NEW YORK, as Trustee


                                           By: /s/ Van K. Brown
                                               ------------------------------
                                               Name:   Van K. Brown
                                               Title:  Vice President



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